Exhibit 99.1

Protalix BioTherapeutics to Present at the Canaccord Genuity 32nd Annual Growth Conference

CARMIEL, Israel, August 9, 2012 / GlobeNewswire /Protalix BioTherapeutics, Inc. (NYSE-MKT:PLX, TASE:PLX),announced today that Yossi Maimon, the Company’s Chief Financial Officer, will present at the Canaccord Genuity 32nd Annual Growth Conference on Thursday, August 16, 2012 at 8:30 AM ET at the InterContinental Hotel in Boston, MA. A live webcast of the presentation will be available at www.protalix.com on the event calendar page. A replay will be archived and available after the conclusion of the presentation for 30 days.

About Protalix

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell based expression system, ProCellEx(R). Protalix's unique expression system presents a proprietary method for developing recombinant proteins in a cost-effective, industrial-scale manner. Protalix's first approved product manufactured by ProCellEx, ELELYSO™ (taliglucerase alfa), was approved for marketing by the U.S. Food and Drug Administration on May 1, 2012 and is partnered with Pfizer for worldwide development and commercialization, excluding Israel, where Protalix retains full rights. Marketing applications for taliglucerase alfa have been filed in Europe, Israel, Brazil and Australia. Protalix's development pipeline also includes the following product candidates: PRX-102, a modified version of the recombinant human alpha-GAL-A protein for the treatment of Fabry disease; PRX-105, a pegylated recombinant human acetylcholinesterase in development for several therapeutic and prophylactic indications, a biodefense program and an organophosphate-based pesticide treatment program; an orally-delivered glucocerebrosidase enzyme that is naturally encased in carrot cells, also for the treatment of Gaucher disease; pr-antiTNF, a similar plant cell version of etanercept (Enbrel(R)) for the treatment of certain immune diseases such as rheumatoid arthritis, juvenile idiopathic arthritis, ankylosing spondylitis, psoriatic arthritis and plaque psoriasis; and others.

Forward Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms "anticipate," "believe," "estimate," "expect," "plan" and "intend" and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. The statements in this release are valid only as of the date hereof and we disclaim any obligation to update this information.

Investor Contact

Tricia Swanson
The Trout Group, LLC
646-378-2953
tswanson@troutgroup.com

Media Contact

Jennifer Conrad or Kari Watson
MacDougall Biomedical Communications
781-235-3060
jconrad@macbiocom.com
kwatson@macbiocom.com

Source: Protalix BioTherapeutics, Inc.